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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2001


                             GLOBAL SMARTCARDS INC.


          NEVADA, USA                                          86-0951473
          -----------                                          ----------
(State of Other jurisdiction of                            (IRS Employer ID No.)
 incorporation or organization)


                             38820 North 25th Avenue
                             Phoenix, Arizona, 85027
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                    (Address of Principal Executive Offices)

                                 (480) 778-0297
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                (Issuer's Telephone Number, Including Area Code)

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                                    FORM 8-K

                             GLOBAL SMARTCARDS INC.

ITEM 5 - OTHER EVENTS

Pursuant to directors resolutions dated March 15th, 2001, the Board of Director's of Global Smartcards Inc. (the "Company") appointed Moore Stephens
Ellis Foster, Chartered Accountants ("Moore Stephens") as the Company's independent accountant and auditor to replace Barry L. Friedman (the "Former
Auditor") as a result of the Former Auditor having passed away. The Former
Auditor had been the Company's independent accountant and auditor of record for the financial statements as of and for the year ended December 31, 2000.

The reports of the Former Auditor on the Company's financial statements for the past two fiscal years ended December 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998 and 1999, and in the subsequent interim period, there were no disagreements with the Former Auditor on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the matter in their report. In connection with the forthcoming audit of the financial statements for the Company's year ended December 31, 2000, the Former
Auditor has not commenced with any audit procedures and there are no disagreements between the Company and the Former Auditor for the period since it was engaged as the auditor, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the matter in their report.

The Company did not consult with Ellis Foster on any matter discussed in Item
304(a)(2) of Regulation S-K.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 30th day of March, 2001.


                                               /s/ George Polyhronopoulos
                                               ---------------------------------
                                               George Polyhronopoulos, President


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                                INDEX TO EXHIBITS

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
EXHIBIT NO.                           DESCRIPTION
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
     99     Directors resolutions of Global Smartcards Inc. dated March 15, 2001